Exhibit 10(c)

                   AMENDMENT NO. 2 AND WAIVER TO
                 RESTATED SECURED CREDIT AGREEMENT

      This Amendment No. 2 and Waiver to Restated Secured Credit Agreement (the "Amendment") is entered into as of the 3rd day of April, 1996 by and among Universal Premium Acceptance Corporation (the "Company"), a Missouri corporation, The First National Bank of Boston ("FNBB"), in its capacity as agent for the Banks hereinafter referred to (in such capacity, the "Agent") and in its individual capacity as a Bank, Magna Bank of Missouri, successor by merger to Landmark Bank and formerly known as Magna Bank of St. Louis ("Magna"), and The Sumitomo Bank, Limited, as successor to The Daiwa Bank, Limited ("Sumitomo"; Sumitomo, Magna and FNBB in its individual capacity are herein referred to as the "Banks").

                        WITNESSETH:

      WHEREAS, the Company, the Banks and the Agent are parties to that certain Restated Secured Credit Agreement, dated as of July 29, 1994, as amended by Amendment No. 1 to Restated Secured Credit Agreement dated as of August 14, 1995 (as so amended, the "Restated Secured Credit Agreement"); and

      WHEREAS, the Company has advised the Agent of the sale by William H. Kopman of all of the outstanding stock of the Company and of the Guarantor (the "Stock Transfer") to Anuhco, Inc., a Delaware corporation ("Anuhco") and in connection with such sale, the Company has advised the Agent of its desire to reduce the Revolving Loan Commitment, prepay certain Subordinated Debt to Kopman, replace Kopman's Limited Guaranty with the Limited Guaranty of Anuhco and enter into a tax sharing agreement with Anuhco, Inc.; and

      WHEREAS, the Agent and the Banks are willing to modify the Restated Secured Credit Agreement to reflect such actions on the terms and subject to the conditions set forth below;

      NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

      1.    Definitions.  Terms defined in the Restated Secured
Credit Agreement which are used herein shall have the same meanings as set forth in the Restated Secured Credit Agreement unless otherwise defined herein.

      2. Amendments to Restated Secured Credit Agreement. Effective as of the date first above written and subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Restated Secured Credit Agreement is hereby amended as follows:

      (a) Section 8.8 of the Restated Secured Credit Agreement is hereby amended and restated in its entirety as follows:

      8.8. Transactions with Subsidiaries and Affiliates. Except for (i) the payment of dividends permitted by Section 8.7 hereof,
(ii) loans to the Guarantor permitted by Section 8.4 hereof and
(iii) payments to Anuhco pursuant to a certain Tax Sharing Agreement dated as of April 1, 1996 between the Company and Anuhco, the Company shall not, without the prior written consent of the Majority Banks, enter into any transaction, including without limitation the purchase, sale or exchange of property or the rendering of any service to any Subsidiary or Affiliate, except in the ordinary course of business and pursuant to reasonable terms no less favorable to the Company than would be obtained in a comparable arm's length transaction with an unaffiliated person or corporation. The Company shall not form, or acquire, any Subsidiary.".

      (b) The definition of "Revolving Loan Commitment" set forth in Section 10.1 of the Restated Secured Credit Agreement is hereby amended and restated in its entirety as follows:

      "The term 'Revolving Loan Commitment' shall mean, as of the time the same is to be determined, $30,000,000 less the amount at or prior to such time of any reductions thereto pursuant to Section
3.4.1 hereof.".

      (c) Section 10.1 of the Restated Secured Credit Agreement is hereby further amended by adding the following definition thereto, in the appropriate alphabetical order:

      "The term 'Anuhco' shall mean Anuhco, Inc. a Delaware corporation and, effective March 29, 1996, the holder of all of the issued and outstanding shares of the Company and the Guarantor.".

      (d) Schedule 13.1 to the Restated Secured Credit Agreement is amended by deleting said schedule in its entirety and substituting therefor a new Schedule 13.1 in the form attached to this Amendment.

      3. Waivers of the Restated Secured Credit Agreement. The Company has advised the Banks that in connection with the Stock Transfer William H. Kopman sold all of the issued and outstanding capital stock of the Company and ceased to act as President and Chief Executive Officer of the Company. In addition, the Company plans to prepay in full the 3.62% Subordinated Debenture dated December 31, 1993 in the original principal amount of $1,000,000, payable to the order of William H. Kopman, together with all interest accrued thereon. These actions caused Defaults and Events of Default under Section 8.10 and 9.1.14 of the Restated Secured Credit Agreement, which sections prohibit the Company from, among other things, making any voluntary prepayments of principal on any Subordinated Debt, or taking any action whereby the subordination of such Indebtedness or any part thereof to the Bank Obligations might be terminated, impaired or adversely affected; and under
Section 9.1.13 and 9.1.26, which sections prohibit the ceasing to own all of the issued and outstanding capital stock of the Company and the Guarantor by William H. Kopman and the ceasing to act as President and Chief Executive Officer of either of such companies by William H. Kopman. The Banks are willing to waive such defaults on the terms and conditions set forth herein. The waivers contained in this Amendment shall be effective solely for the matters described above and shall not be deemed to be a waiver of any other term or condition of the Restated Secured Credit Agreement, or a waiver of any rights or remedies that the Banks may now or hereafter exercise under the Restated Secured Credit Agreement, including the right to enforce compliance by the Company of said Sections 8.10 and 9.1.14 of the Restated Secured Credit Agreement at all times after the date hereof. From and after the date hereof, Sections 9.1.13 and 9.1.26 shall have no further force or effect.

      4. Release of Kopman Guaranties. The Company has requested, and the Banks have agreed, to release William H. Kopman from his obligations under the Limited Guaranty and the Fidelity Guaranty, each dated as of April 1, 1993 and executed on April 27, 1993 (collectively, the "Kopman Guaranties"), and the Banks have agreed to do so, provided that the Agent receive a replacement Limited Guaranty executed by Anuhco in substantially the form of Exhibit A hereto and a replacement Fidelity Guaranty in substantially the form of Exhibit B hereto (collectively, the "Anuhco Guaranties"). From and after the delivery of the Anuhco Guaranties and upon the effectiveness of this Amendment, the Kopman Guaranties shall have no further force or effect.

      5. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when and only when the Agent has received the following:

      (i) at least one copy (or counterparts) of this Amendment duly executed and delivered by each of the parties hereto;

      (ii) a Limited Guaranty of Anuhco, in the form set forth as Exhibit A; and

      (iii) a Fidelity Guaranty of Anuhco, in the form set forth as Exhibit B; and

      (iii) a certificate of the Secretary or an Assistant Secretary of Anuhco with respect to resolutions of the Board of Directors of Anuhco authorizing the execution and delivery of the Anuhco Guaranties and identifying the officer(s) authorized to execute, deliver and take all other actions required under the Anuhco Guaranties, and providing specimen signatures of such officers.

6.    Representations and Warranties, Etc.

      (a) The Company represents and warrants to the Agent and the Banks that (i) the Company has the corporate power and all necessary authority to execute and deliver this Amendment, and (ii) each of this Amendment and the Restated Secured Credit Agreement
(as amended hereby) is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms.

      (b) The Company hereby reaffirms all covenants, representations and warranties made in the Restated Secured Credit Agreement to the extent not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the date of this Amendment.

7.    References, Etc.

      (a) Upon and after the effectiveness of this Amendment, (i) each reference in the Restated Secured Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Restated Secured Credit Agreement as amended hereby, and (ii) each reference to the Restated Secured Credit Agreement in all other Bank Agreements and other related documents shall mean and be a reference to the Restated Secured Credit Agreement, as amended hereby.

      (b) Except as specifically amended or waived above, the terms of the Restated Secured Credit Agreement, the Notes, the Security
Agreement and all other Bank Agreements shall remain in full force and effect and are hereby ratified and confirmed.

      (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment to, or a waiver of, any provisions of the Restated Secured Credit Agreement or any right, power or remedy of the Agent of the Banks.

      8. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of The Commonwealth of Massachusetts.

      9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

      10. Counterparts, Etc. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Amendment may be made by telecopy of a duly signed counterpart hereof.

      IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

                        UNIVERSAL PREMIUM ACCEPTANCE
                        CORPORATION
                               /s/ C. Ted McCarter
                        By:   C. Ted McCarter
                        Title: President

                        THE FIRST NATIONAL BANK OF BOSTON,
                        individually and as Agent
                               /s/ William J. Sherald, Jr.
                        By:   William J. Sherald, Jr.
                        Title: Vice President

                        MAGNA BANK OF MISSOURI
                               /s/ Anne D. Silvestri
                        By:   Anne D. Silvestri
                        Title: Vice President

                        THE SUMITOMO BANK, LIMITED
                              /s/ Jayleen R. P. Hague
                        By:   Jayleen R. P. Hague
                        Title: Vice President

                              /s/ Teresa A. Lekich
                        By:   Teresa A. Lekich
                        Title: Vice President

                          SCHEDULE 13.1
         LIST OF BANKS AND THEIR RESPECTIVE PERCENTAGE INTERESTS
            Bank                          Revolving Loan    Percentage
                                            Commitment
THE FIRST NATIONAL BANK OF BOSTON         $15,600,000        52%
100 Federal Street
Boston, Massachusetts 02110
Attn: William J. Sherald, Jr.
      Vice President

MAGNA BANK OF MISSOURI                    $ 7,200,000        24%
1401 South Brentwood Boulevard
St.Louis, Missouri 63144-1435
Attn: Anne D. Silvestri
      Vice President

THE SUMITOMO BANK, LIMITED                $ 7,200,000        24%

Notice Address:
USCBD St. Louis Office
200  North Broadway, Suite 1625
St. Louis, Missouri 63102
Attn: Teresa A. Lekich,
      Vice President

Lending Office Address:
The Sumitomo Bank, Limited
233 South Wacker Drive
Suite 5400
Chicago, Illinois  60606                  $30,000,000       100%

                       GUARANTOR ACKNOWLEDGMENT

      The undersigned UPAC OF CALIFORNIA, INC. (the "Guarantor"), having guaranteed the obligations of UNIVERSAL PREMIUM ACCEPTANCE CORPORATION (the "Company") under the Restated Secured Credit Agreement dated as of July 29, 1994, as amended (as so amended, the "Restated Secured Credit Agreement") by and among The First National Bank of Boston ("FNBB"), in its capacity as agent for the Banks hereinafter referred to (in such capacity, the "Agent") and in its individual capacity as a Bank, Magna Bank of Missouri, successor by merger to Landmark Bank and formerly known as Magna Bank of St. Louis ("Magna"), and The Sumitomo Bank, Limited, as successor to The Daiwa Bank, Limited ("Sumitomo"; Sumitomo, Magna and FNBB in its individual capacity are herein referred to as the "Banks") pursuant to the Guaranty dated as of April 1, 1993 (the "Guaranty") to the extent and on the terms and conditions set forth in the Guaranty, hereby acknowledges receipt of a copy of the foregoing Amendment No. 2 and Waiver to Restated Secured Credit Agreement and consents to the amendments to the Restated Secured Credit Agreement set forth therein; agrees that its obligations as Guarantor have not been released or adversely affected by such Amendment No. 2 and Waiver and the execution, delivery and performance thereof by the Company; and hereby ratifies and reconfirms to the Bank its obligations under the Guaranty.

      The undersigned represents and warrants to the Banks that it is duly authorized to execute and deliver this form of Guarantor
Acknowledgment on behalf of the Guarantor.


                        UPAC OF CALIFORNIA, INC.
                              /s/ C. Ted McCarter
                        By:   C. Ted McCarter
                        Title: President

                        Dated: